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                                                                    Exhibit 8(a)

                                              May 23, 1997




Popular, Inc.,
     209 Munoz Rivera Avenue,
     Hato Rey, Puerto Rico 00918.

Dear Sirs:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of up to $1,000,000,000 aggregate initial offering price, or the equivalent thereof in other currencies or currency units, of Medium Term Notes, Series 3 (the "Notes") of Popular, Inc.,

and hereby confirm to you our opinion as set forth under the heading "United

States Taxation" in the Prospectus Supplement, dated May 23, 1997, relating to the Notes.

     We hereby consent to the filing with the Securities and Exchange

Commission of this letter as an exhibit to Registration Statement No. 333-26941 and the reference to us in the above-mentioned Prospectus Supplement under the heading "United States Taxation".  In giving such




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Popular, Inc.                                                                -2-


consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                                    Very truly yours,



                                                    /s/ Sullivan & Cromwell